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                                                                  EXHIBIT (j)(1)




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference made to our firm under the caption "Financial Highlights" and to the incorporation by reference of our report dated February 7, 2001, on Pilgrim VIT Global Brand Names Fund (formerly, ING Global Brand Names Fund) (one of the portfolios constituting Pilgrim Variable Insurance Trust) in this Registration Statement (Form N-1A No. 333-83071) of Pilgrim Variable Insurance Trust (formerly, ING Variable Insurance Trust).





                                             ERNST & YOUNG LLP

New York, New York
April 24, 2001